UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2023

Vantage Drilling International

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	333-159299	98-1372204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Vantage Energy Services, Inc. 777 Post Oak Boulevard Suite 440
Houston, Texas		77056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (281) 404-4700

(Not applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Vantage Drilling International (the “Company”) entered into certain confidentiality agreements pursuant to which the Company agreed to publicly disclose certain information, including material non-public information, disclosed thereunder (the “Cleansing Materials”) upon the occurrence of certain events set forth in such confidentiality agreements. The Cleansing Materials will be available on the Company’s website at https://vantagedrilling.com/vantage-news/ as of February 15, 2023.

The Cleansing Materials contain (i) the Company’s preliminary estimates of certain financial results for the three months ended December 31, 2022 and the fiscal year ended December 31, 2022, and (ii) the Company's projections for the fiscal year ended December 31, 2023, in each case based on currently available information. The Company has not yet finalized its results for the three months ended December 31, 2022, and its consolidated financial statements as of and for the year ended December 31, 2022 are not currently available. The Company’s actual results remain subject to the completion of the year-end closing process, which includes review by management and the Company’s board of directors, including the audit committee. While carrying out such procedures, the Company may identify items that require it to make adjustments to the preliminary estimates of its results set forth in the Cleansing Materials. As a result, the Company’s actual results could be different from those set forth in the Cleansing Materials and the differences could be material. Additionally, the Company’s estimates and projections are forward-looking statements based solely on information available to it as of the date of the Cleansing Materials and may differ from actual results and such differences may be material. Therefore, a reader should not place undue reliance on these preliminary estimates and projections of the Company’s results. The preliminary estimates and projections of the Company’s results included in the Cleansing Materials have been prepared by, and are the responsibility of, the Company’s management. The Company’s independent auditors have not audited, reviewed or compiled such preliminary estimates of the Company’s results. The preliminary estimates of certain financial results presented in the Cleansing Materials should not be considered a substitute for the annual audited financial information reported by the Company for the year ended December 31, 2022 once it becomes available.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On February 14, 2023, the Company priced an offering of $200 million in aggregate principal amount of its 9.500% Senior Secured First Lien Notes due 2028 (the “Notes”) and entered into a purchase agreement (the “Purchase Agreement”) with several investors (the “Purchasers”) pursuant to which the Company agreed to sell the Notes to the Purchasers. The Notes will bear interest at an annual rate of 9.500%, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2023. The Notes will be fully and unconditionally guaranteed by the Company's material subsidiaries, other than Vantage Financial Management Co. The closing of the sale of the Notes is expected to occur on or about March 1, 2023, subject to customary closing conditions.

The Company will sell the Notes to the Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Any resale by the Purchasers of the Notes shall be (i) to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act or (ii) pursuant to Regulation S under the Securities Act. The Company will rely on these exemptions from registration based in part on representations made by the Purchasers in the Purchase Agreement. This disclosure shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

***

This foregoing is provided for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to purchase, or an offer to purchase with respect to, any securities.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, actual results and outcomes may differ materially from those indicated or implied by such forward-looking statements. The Company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vantage Drilling International

Date:	February 14, 2023	By:	/s/ Douglas E. Stewart
Douglas E. Stewart Chief Financial Officer, General Counsel, and Corporate Secretary